Exhibit 99.1

Vivakor Resets Record Date of Special Dividend of Adapti, Inc. Shares for September 5, 2025

Dallas, TX – Globe Newswire – August 19, 2025 - Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation services, today announced it would reset the record date of the previously-announced special dividend to Vivakor shareholders from August 20, 2025 to September 5, 2025.

Vivakor currently holds 206,595 (approximately 13.5% of the outstanding common) shares of Adapti, Inc. (OTCID: ADTI), a company set to merge with a multi-platform sports agency representing amateuer and professional athletes at all levels that they intend to integrate withtheir pre-existing AdaptAI software platform that matches products with influencers to market athletic careers and associated branding opportunities.

Based on Vivakor’s current shares outstanding of approximately 47,297,347 and excluding 20,963,229 shares held by the Company’s Chairman, President, and Chief Executive Officer and former Chief Financial Officer, who waived their right to the dividend, each Vivakor shareholder will be entitled to receive approximately 0.0079 shares of Adapti, Inc. common stock per Vivakor share. Based on the current $2.50 share price of Adapti’s common stock, the special dividend is currently valued at approximately $0.515 million.

Adapti, Inc., formerly known as Scepter Holdings, Inc., filed its Form 10 Registration Statement with the U.S. Securities and Exchange Commission (SEC) in September 2024 and has since become a mandatory SEC reporting company. Adapti, Inc. filed its Annual Report on 10K for the period ended March 31, 2025 on July 3, 2025.

The Ballengee Group, LLC, is a Dallas-based sports management agency which represents approximately 200 professional athletes. It was acquired by Adapti, Inc. on July 14, 2025. Additional information regarding this transaction can be found in Adapti, Inc.’s filings with the SEC.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of transportation, storage, reuse, and remediation services. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil storage, transportation, future reuse, and remediation services under long-term contracts. Vivakor’s oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, fluctuations in global and regional oil and gas prices and markets, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor, our ability to maintain the listing of our securities on The Nasdaq Capital Market , the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor or the date of such information in the case of information from persons other than Vivakor, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Vivakor’s industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investors Contact:
P:949-281-2606
info@vivakor.com